FOR IMMEDIATE RELEASE	Exhibit 99.1
For Information: Geoff Mordock
Telephone: (213) 489-8271
Kaiser Aluminum Creditors Vote by Wide Margins to Accept Amended
Plan of Reorganization
FOOTHILL RANCH, Calif. — November 29, 2005 — Kaiser Aluminum announced today that the company’s Second Amended Plan of Reorganization (the “Plan”) has been accepted by all classes of creditors entitled to vote on the Plan. A voting report filed with the U.S. Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) by Logan & Company, the claims agent in Kaiser Aluminum’s Chapter 11 case, indicates that on an aggregate basis more than 90 percent of Kaiser Aluminum’s creditors who voted — representing more than 90 percent of the claim amounts that voted — accepted the Plan. Based on these voting results, Kaiser Aluminum is positioned to proceed with confirmation of the Plan.
“The company’s reorganization has addressed a significant number of very complex issues,” said Jack A. Hockema, president and CEO, Kaiser Aluminum. “Many difficult decisions had to be weighed to achieve a fair and equitable outcome for all the creditors involved. That the plan was accepted by such an overwhelming majority of our creditors is a testament to the dedication and tireless efforts of all those involved in the process."
Hockema added, “The company is now poised to emerge as a strong and viable leader in the fabricated aluminum products market. We could not have reached this point without the strong support provided by our customers, suppliers and the loyal Kaiser Aluminum employees who remained focused on running the business with excellence.”
The Bankruptcy Court approved the Disclosure Statement related to the Plan on September 7, 2005. The Disclosure Statement and Kaiser Aluminum’s Form 10-Q for the period ended September 30, 2005 provide additional detail on the Plan and the related proposed distributions. In addition, the Plan and related Disclosure Statement are posted in the Restructuring section of Kaiser Aluminum’s web site at www.kaiseraluminum.com.
Notwithstanding the broad creditor support for the Plan, certain objections to the Plan have been filed and some additional limited objections are expected. Kaiser Aluminum, through its advisors, will attempt to reach a consensual resolution of as many of these objections as possible over the coming weeks. The Bankruptcy Court has scheduled hearings on January 9, 2006 and January 10, 2006 to consider confirmation of the Plan and hear any unresolved objections.
In addition to the required entry of an order confirming the Plan by the Bankruptcy Court, the United States District Court must affirm the confirmation order. No assurances can be provided as to whether or when the Bankruptcy Court will confirm the Plan, the District

Court will affirm the confirmation order, or the Plan will be consummated, and, if consummated, as to the amount of distributions to be made to individual creditors.
Kaiser Aluminum (OTCBB: KLUCQ) is a leading producer of fabricated aluminum products for aerospace and high-strength, general engineering, automotive, and custom industrial applications.
F-1030
Company press releases may contain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation statements regarding the future economic performance and financial condition of Kaiser, the status and progress of the company’s reorganization, the plans and objectives of the company’s management and the company’s assumptions regarding such performance and plans. Kaiser cautions that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and that actual results may vary materially from those expressed or implied in the forward-looking statements as a result of various factors. Actual events could differ materially from those reflected in the forward-looking statements contained in this press release as a result of various factors, including but not limited to those relating to: obtaining confirmation of the Plan by the Bankruptcy Court and affirmation of confirmation by the U.S. District Court and thereafter consummating the Plan; competition in the industry in which Kaiser operates; the loss of Kaiser’s customers or changes in the business or financial condition of such customers; conditions in the markets in which Kaiser operates; economic, regulatory and political factors in the foreign countries in which Kaiser operates, services customers or purchases raw materials; unplanned business interruptions; increases in the cost of raw materials Kaiser uses; rising energy costs; Kaiser’s hedging program; expiration of the power agreement of Anglesey; Kaiser’s loss of key personnel or inability to attract such personnel; employee relations; pending asbestos-related legislation; Kaiser’s compliance with health and safety, environmental and other legal regimes; environmental and other legal proceedings or investigations affecting Kaiser; Kaiser’s ability to implement new technology initiatives; Kaiser’s ability to protect proprietary rights to technology; and other risks described in the Disclosure Statement, a copy of which is posted on the company’s website.